Exhibit 99.1

Forum Merger IV Corporation Announces Per-Share Redemption Price of Shares

New York, NY, July 12, 2023 (GLOBE NEWSWIRE) -- As previously announced, on June 22, 2023, the board of directors (the “Board”) of Forum Merger IV Corporation (Nasdaq: FMIV) (the “Company”) determined to redeem all of the Company’s outstanding shares of Class A common stock (the “Public Shares”), effective as of June 22, 2023, because the Company will not consummate an initial business combination within the time period required by its amended and restated certificate of incorporation.

The Company today announced that as of the close of business on June 22, 2023, the Public Shares were deemed cancelled and represented only the rights to receive the per-share redemption price of approximately $10.37 (after taking into account the removal of a portion of the accrued interest in the trust account to pay taxes and $100,000 for dissolution expenses).

In order to provide for the disbursement of funds from the trust account, the Company will instruct the trustee of the trust account to take all necessary actions to liquidate the trust account. The proceeds of the trust account will be held in a non-interest bearing account while awaiting disbursement to the holders of the Public Shares. Record holders may redeem their shares for their pro rata portion of the proceeds of the trust account upon presentation of their respective shares or unit certificates or other delivery of their shares or units to Continental Stock Transfer & Trust Company, the Company’s transfer agent. Beneficial owners of Public Shares held in “street name,” however, will not need to take any action in order to receive the redemption amount. The redemption of the Public Shares is expected to be completed within ten business days after July 7, 2023.

There will be no redemption rights or liquidating distributions with respect to the Company’s warrants. The Company’s initial shareholders have waived their redemption rights with respect to the outstanding shares of Class B common stock issued prior to the Company’s initial public offering.

The Company expects that Nasdaq will file a Form 25 with the United States Securities and Exchange Commission (the “SEC”) to delist its securities. The Company thereafter expects to file a Form 15 with the SEC to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended.

About Forum Merger IV Corporation

Forum Merger IV Corporation is a blank check company incorporated in Delaware on January 15, 2021. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses. The Company is not limited to a particular industry or sector for purposes of consummating a business combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

Forward-Looking Statements

This press release may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this press release are forward-looking statements, including, without limitation, the redemption of the Public Shares and the per-share redemption price. When used in this press release, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the SEC. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s latest Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact:

David Boris

(212) 739-7860

david@forummerger.com

www.forummerger.com